Exhibit 23.7

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form F-4 of Ultrapar Participações S.A. of our report dated September 28, 2007 relating to the South and Southeast Fuel and Lubricant Distribution Business of Companhia Brasileira de Petróleo Ipiranga, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers

Auditores Independentes

Rio de Janeiro, Brazil

November 13, 2007